Exhibit 10.2

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Thomas C. Knudson                             Conoco Inc.
Senior Vice President                         MA 3086
Human Resources, Information Management and   P.O. Box 2197
  Corporate Communications                    Houston, TX 77252-2197
                                              Phone: 281-293-1310
                                              Fax: 281-293-2961




April 12, 2002

Jimmy W. Nokes
Conoco Inc.
PE3070
Houston, TX

Re:  Conoco Inc. Key Employee Severance Plan

Dear Jim:

     The purpose of this agreement (this "Agreement") is to set forth our understanding related to your benefits under the Conoco Inc. Key Employee Severance Plan (the "Plan") in connection with the transactions (collectively the "Transaction") contemplated by the Agreement and Plan of Merger, dated as of November 18, 2001, by and among Conoco Inc. (the "Company"), Phillips Petroleum Company, a Delaware corporation, CorvettePorsche Corp., a
Delaware   corporation,  which  was  renamed   "ConocoPhillips",
Corvette Merger Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, and Porsche Merger Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips (the "Merger Agreement").

1.    Payment  on  Closing.  If you are  still  employed  by  the
      --------------------
Company and/or any affiliate of the Company or any successor thereof on the Closing Date, as defined in the Merger Agreement, then, in exchange for your agreement to waive your rights under the Plan with respect to the Transaction (as described in Section 2 below), promptly after the Closing Date (but in no event later than ten (10) days after the Closing Date) the Company and/or any affiliate of the Company or any successor thereof shall pay to you in cash the amount to which you would be entitled to receive had the Company and/or any affiliate of the Company or any successor thereof terminated your employment without Cause (as defined in the Plan) immediately following the Closing Date (the "Closing Payment"). In addition, at the same time the payment in the immediately preceding sentence is made, the Company and/or any affiliate of the Company or any successor thereof will pay to you in cash the amount of Gross-Up Payments (the "Gross-Up Payments"), if any, to which you would be entitled to receive under the Plan had the Company and/or any affiliate of the Company or any successor thereof terminated your employment without Cause immediately following the Closing Date. Both the Closing Payment and the Gross-Up Payments shall be reduced by applicable withholdings of income, excise and employment taxes. Notwithstanding any other provision of this Agreement to the contrary, if you are not employed by the Company and/or any affiliate of the Company or any successor thereof on the Closing Date on account of your death or "disability" (as defined below in the following sentence), you shall nevertheless be deemed for purposes of this Agreement to be employed on the Closing Date. For purposes of this Agreement, "disability" shall mean a physical or mental condition causing your inability to substantially perform your duties with the Company and/or any affiliate of the Company or any successor thereof and entitling you to benefits under any long-term sick pay or disability income policy or program of the Company and/or any affiliate of the Company or any successor thereof. An


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estimate  of the  total amount of the before-tax Closing Payment, not including the Gross-Up Payments which will in fact be part of the actual amount paid, is set forth in Exhibit A which is attached to this Agreement and incorporated into the Agreement for all purposes.

2.   Waiver and Release:  As a condition precedent to the receipt
     ------------------
of payment under this Agreement, you hereby agree to irrevocably waive any and all claims of any kind arising out of or in connection with the Plan solely as it relates to the Transaction, and to irrevocably release the Company or any of its officers, directors, subsidiaries or affiliates from liability for any and all claims of any kind arising out of or in connection with the Plan solely as it relates to the Transaction. Your waiver and release under this Section 2 is contingent upon your actual receipt of the payment described in Section 1. The above-described waiver and release shall be identical in every material respect to the waiver and release attached to the Agreement as Exhibit B.

3.    Source  of  Payment:   The payment  provided  for  in  this
      -------------------
Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. You will have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and you or any other person. To the extent that you acquire a right to receive payment from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. For purposes of this Section 3, the term Company shall include any affiliate of the Company that employs you and any successor of the Company and/or any such affiliate.

4.   Miscellaneous:
     -------------

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. Further, you agree that any legal proceeding to enforce the provisions of this Agreement shall be brought in Houston, Harris County, Texas, and hereby waive your right to any pleas regarding subject matter or personal jurisdiction and venue. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

B. This Agreement constitutes the entire agreement between us with respect to the Plan and supersedes any and all prior written or oral agreements, arrangements or understandings between you and the Company. If your employment by the Company and/or any affiliate of the Company or any successor thereof terminates for any reason (other than death or disability) prior to the Closing Date resulting in your not being employed by the Company or any affiliate of the Company or any successor thereof on the Closing Date, then this Agreement shall be null and void and be of no effect, neither party will be bound to perform the obligations set forth in Section 1 or 2 of this Agreement and the Plan will control the severance benefits, if any, payable to you upon any such termination. We also agree that if the Closing Date does not occur prior to March 13, 2003, this Agreement shall be null and void and be of no effect, and neither party will be bound to perform the obligations set forth in Section 1 or 2 of this Agreement and the Plan will control the severance benefits, if any, payable to you upon termination of your employment resulting in your not being employed by the Company or any affiliate of the Company or any successor thereof.


                                                                2

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     Please  sign both copies of this Agreement to indicate  your agreement to the foregoing, and return one original signed copy to me.

Sincerely,


/s/ Tom Knudson

Tom Knudson
Senior Vice President, Human Resources,
Information Management and Corporate Communications

Accepted and Agreed to By:


/s/ Jim W. Nokes
----------------------------------------------------
[Name]

    April 16, 2002
----------------------------------------------------
[Date]


                                                                3

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                                                        Exhibit A
                                                        ---------


                         Jimmy W. Nokes
           Estimate Of Benefits To Be Paid At Closing
                    Of Conoco Phillips Merger
        Pursuant To Key Employee Severance Plan Of Conoco
        -------------------------------------------------


Annual Base Salary (projected at 4%)                  $624,000

Annual Incentive Compensation                          825,000

Option-Based Amount                                  2,384,250
                                                     ---------
                                                     3,833,250
                                                    x        3
                                                    ----------
Subtotal                                            11,499,750

Retirement Plan-Related Amount                       1,713,056

TOTAL BEFORE TAX                                   $13,212,806


Note: This is an estimate. The actual payment will be recalculated at closing using current assumptions at that time.
The actual payment will also include a tax "Gross-Up Payment" as defined by the Plan.


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                                                        Exhibit B

                  WAIVER AND RELEASE OF CLAIMS
                  ----------------------------

     In consideration of, and subject to, the payments to be made to me by Conoco Inc., a Delaware corporation (the "Company") or any of its subsidiaries, pursuant to the letter agreement to which this Waiver and Release of Claims is attached, which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have under the Conoco Inc. Key Employee Severance Plan (the "Plan") solely as it relates to the transactions (collectively the "Transaction") contemplated by the Agreement and Plan of Merger, dated as of November 18, 2001, by and among the Company, Phillips Petroleum Company, a Delaware corporation, CorvettePorsche Corp., a Delaware corporation, which was renamed "ConocoPhillips", Corvette Merger Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, and Porsche Merger Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, and further agree to and do release and forever discharge the Company and its successors or any subsidiary or parent of the Company and their respective successors, and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or in connection with the Plan solely as it relates to the Transaction.

     Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date hereof; or (ii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

     I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgement of my rights reserved under the second paragraph above.



Signature: /s/ Jim W. Nokes
          -----------------------------------

Dated:     August 29, 2002
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